UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: February 25, 2003

Jewett-Cameron Trading Company Ltd.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	0-19954	N/A

(State or other	(Commission File Number)	(IRS Identification No.)
jurisdiction of
incorporation)

32275 N.W. Hillcrest, North Plains Oregon	97133

(Address of principal executive offices)	(Zip or Postal Code)

____________________ ____503-647-0110________________________
(Registrant’s telephone number, including area code)

____________________________________________________________
(Former name or former address, if changes since last report)

Item 1.	Changes in Control of Registrant.
Item 2.	Acquisition or Disposition of Assets.
Item 3.	Bankruptcy or Receivership.
Item 4.	Changes in Registrant's Certifying Accountant.
Item 5.	Other Events and Regulation FD Disclosure.
Item 6.	Resignations of Registrant's Directors.
Item 7.	Financial Statements and Exhibits.
Item 8.	Change in Fiscal Year.
--- No Disclosure Necessary ---

Item 9. Regulation FD Disclosure.

At a Special Meeting held on February 17, 2003, shareholders approved a special resolution authorizing the alteration of the outstanding capital of the Company as follows:

a)
By subdividing the issued 1,025,605 Common Shares without par value, all of which are fully paid, on the basis of three (3) shares to be received for every two (2) shares held so that the number of Common Shares outstanding was increased from 1,025,605 to 1,538,408.

Shareholders of the Company will keep the share certificates they have and the Company will provide shareholders of record, as of the close of business on February 28, 2003, with additional share certificates.

At the same Special Meeting held on February 17, 2003, a resolution was also passed approving the purchase of up to 100,000 Common Shares by the Company’s Employee Stock Ownership Plan.

The Common Shares of the Company will begin trading on the split basis on February 26, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 25, 2003	Jewett-Cameron Trading Company Ltd.

(Registrant)

/s/ Donald M. Boone

(Signature)

Donald M. Boone, President and Director

(Printed Name and Title)